UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007

WATSON WYATT WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Rd.
Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2007, Watson Wyatt’s Board of Directors (the “Board”) approved an amendment to the Company’s Amended Compensation Plan for Outside Directors (the “Amended Outside Directors’ Plan”).  Under the Amended Outside Directors’ Plan, outside directors will continue to receive an annual grant of common stock issued at the end of each fiscal year (at the completed fiscal year-end share price) for services performed during the preceding fiscal year, however, the amount of the annual grant will change from shares equivalent to $45,000 to shares equivalent to $90,000.  The shares will still vest immediately at grant, and directors may still elect to receive the shares at the end of each fiscal year or in deferred stock units payable in shares upon termination of Board service.

The Amended Outside Directors’ Plan will be attached as an exhibit in the Company’s next periodic report on Form 10-Q for the period ending September 30, 2007.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: August 7, 2007	/s/ Carl Mautz
Carl Mautz
Vice President and Chief Financial Officer